SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

October 25, 2000

YONKERS FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-277716	13-3870836
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

6 Executive Plaza, Yonkers, New York	10701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 965-2500

N/A

(Former name or former address, if changed since last Report)

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ITEM 5. OTHER EVENTS.

       On October 25, 2000, the Registrant issued a press release reporting increases of 17.9% in net income and 37.8% in diluted earnings per share for the year ended September 30, 2000 and declaring a quarterly cash dividend of $0.09 per share. The Registrant also announced that its annual meeting date is scheduled for Thursday, January 25, 2001.

       The foregoing information does not purport to be complete and is qualified in its entirety by reference to the press release attached as an exhibit to this Form 8-K and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit 99 - Press Release dated October 25, 2000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

YONKERS FINANCIAL CORPORATION

Date: October 27, 2000	By: /s/ Richard F. Komosinski Richard F. Komosinski President

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EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated October 25, 2000